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                                                                    Exhibit 99.5

                                DIAMOND SHAMROCK, INC.

                           SPECIAL MEETING OF STOCKHOLDERS
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

    The undersigned hereby appoints Roger R. Hemminghaus, Timothy J. Fretthold, William R. Klesse and J. Robert Mehall, and each of them, the stockholder's attorney and proxy, each with full power of substitution and resubstitution, to represent and to vote on behalf of the undersigned upon the proposition set forth herein all shares of Diamond Shamrock, Inc. Common Stock held of record by the undersigned as of October 29, 1996, at the Special Meeting of Stockholders of Diamond Shamrock, Inc. and at all adjournments thereof, to be held at the St. Regis Hotel, 2 East 55th St., New York, New York, 10022, at 9:00 a.m., local time, on December 3, 1996. (THISPROXY REVOKES ALL PRIOR PROXIES GIVENBYTHE UNDERSIGNED.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

                             Dated:
                                   -------------------------------------------

                             Signature:
                                       ---------------------------------------

                             Signature if held jointly:
                                                        ----------------------

                             Name of Corporation or Partnership:
                                                                --------------

                             Authorized Officer:
                                                ------------------------------

                             Title or authority:
                                                ------------------------------

                    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY
              AS PROMPTLY AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED.
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

SEE REVERSE
   SIDE

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/X/  Please mark your      DIAMOND SHAMROCK, INC.       SHARES IN YOUR NAME
     votes as in this
     example.

                                   FOR       AGAINST       ABSTAIN

1.   Adoption of the Agree-        / /         / /           / /
     ment and Plan of Merger
     and the transactions
     contemplated thereby.

2.   In their discretion upon      / /         / /           / /
     such other matters as
     may properly come
     before the meeting.

IF NO DIRECTION IS INDICATED ON A PROPERLY EXECUTED PROXY, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE.

SIGNATURE(S)                                           DATE
            ------------------------------------------     -------------------

SIGNATURE(S)                                           DATE
            ------------------------------------------     -------------------

NOTE: Please DATE this proxy and SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. When signing as attorney, executor, administrator, trustee, guardian or other representative, give your full title as such. If a corporation, sign the full corporate name by an authorized officer, stating his/her title. If a partnership, sign in partnership name by an authorized person.

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                             (FOLD AND DETACH CARD HERE)